Exhibit 5.1

ONE BATTERY PARK PLAZA
NEW YORK, NEW YORK 10004
1200 G STREET, N.W.
WRITER’S DIRECT DIAL	TELEPHONE: (212) 574-1200	WASHINGTON, D.C. 20005
	FACSIMILE: (212) 480-8421	TELEPHONE: (202) 737-8833
	WWW.SEWKIS.COM	FACSIMILE: (202) 737-5184
December 16, 2008
OceanFreight Inc.
80 Kifissias Avenue
GR-151 25 Amaroussion
Athens, Greece
            Re: OceanFreight Inc.
 Ladies and Gentlemen:
          We have acted as New York and Marshall Islands counsel to OceanFreight Inc. and its co-registrant subsidiaries (collectively the “Company”) in connection with the Company’s Registration Statement on Form F-3 (File No. 333-150579), including any exhibits thereto, as amended by Amendment No.1, filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 1, 2008, and as further amended by Post-Effective Amendment No. 2, filed with the Commission on the date hereof (such registration statement as further amended or supplemented from time to time) (the “Registration Statement”), filed with respect to the public offering by the Company (the “Offering”) of up to an aggregate of $200,000,000 of securities, which may include common shares of the Company, par value $0.01 per share (the “Common Shares”) (including the related preferred share purchase rights), preferred shares, units, debt securities, guarantees, warrants and purchase contracts (collectively the “Primary Securities”), including 4,000,000 Common Shares (including the related preferred share purchase rights) that have been issued under this Registration Statement pursuant to a controlled equity offering set forth in a prospectus supplement dated June 19, 2008, and 52,105 Common Shares (including the related preferred share purchase rights) held by the selling shareholder identified in Amendment No. 1 to the Registration Statement (the “Secondary Securities”).
          We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the stockholders rights agreement of the Company dated April 30, 2008 (the “Stockholders Rights Agreement”); and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
          Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

OceanFreight Inc.
December 16, 2008

          Under the laws of the Republic of the Marshall Islands:
          1. The Primary Securities (including the preferred share purchase rights) have been duly authorized, and when issued, sold and paid for as contemplated in the Prospectus, and, in the case of the preferred share purchase rights, when issued pursuant to and in accordance with the terms of the Stockholders Rights Agreement, will be validly issued, fully paid and non-assessable.
          2. The Secondary Securities have been duly authorized and are validly issued, fully paid, and non-assessable.
          Under the laws of the State of New York:
          3. The preferred share purchase rights that constitute Secondary Securities are, and the preferred share purchase rights that constitute Primary Securities will be, when issued in accordance with the Stockholders Rights Agreement, valid and binding obligations of the Company.
          4. The debt securities, when issued pursuant to an indenture substantially in the form examined by us, and the guarantees, warrants and purchase contracts, upon due execution and delivery as contemplated in the Prospectus, will constitute valid and binding obligations of the Company.
          This opinion is limited to the law of the State of New York and the Federal law of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.
          We hereby consent to the filing of this opinion, through incorporation by reference, as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.
Very truly yours,
/s/ Seward & Kissel LLP
SK 25754 0002 936929 v10A